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              AMENDMENT TO ASSET PURCHASE AGREEMENT
                     AND TO SUPPLY AGREEMENT


     This  Amendment to Asset Purchase Agreement and    to Supply

Agreement  is made as of the date provided below by  and  between

MILTOPE   BUSINESS  PRODUCTS,  INC.,  a  New   York   corporation

("Purchaser"), MAG-TEK, INC., a California corporation ("Seller")

and MILTOPE CORPORATION, an Alabama corporation ("Miltope").

                           WITNESETH:

     WHEREAS,  Purchaser and Seller entered into and executed  an

Asset  Purchase  Agreement as of December 23,  1992  (the  "Asset

Purchase Agreement");

     WHEREAS, Seller and Purchaser also entered into and executed a Supply Agreement as of January 5, 1993 (the "Supply Agreement")

pursuant  to  which, among other things, Seller is  obligated  to supply  to  Purchaser  all the Read/Write Modules  for  use  with

Encoders  and  the  Read  Modules  for  use  with  Gate   Readers

(collectively  the  "Modules") and/or the  proprietary  component parts for use in the ATB Encoder/Printer Model EP380 and the  ATB

Gate  Reader  (collectively the "Components") that Purchaser  may from time to time request;

     WHEREAS,  all  capitalized  term herein  and  not  otherwise defined  herein shall have the meanings ascribed to them  in  the

Asset Purchase Agreement and the Supply Agreement; and

     WHEREAS, Purchaser and Seller now intend to amend the  Asset

Purchase Agreement and the Supply Agreement as provided herein.

     NOW,  THEREFORE,  in  consideration  of  the  covenants  and agreements  contained  herein, and for other  good  and  valuable consideration,  the receipt and sufficiency of  which  is  hereby acknowledged,  the parties hereto, intending to be legally  bound hereby, agrees as follows:

     1.   That Purchaser shall herewith pay to Seller the sum of Five

Hundred Thousand and No/100 Dollars ($500,000.00) which sum shall constitute  full  and  complete payment of  all  Minimum  Royalty

Payments due and payable Seller by Purchaser under Section 1.6 of

Asset  Purchase  Agreement  for any  and  all  periods  described therein,  as  well as full and complete payment  for  all  annual

Royalty  Payments due and payable by Purchaser to Seller computed or  based  on  gross  revenues derived from Encoder  and/or  Gate

Reader  Sales  to all Customers, including Current Customers  and all  other  persons  or  entities, for all  periods  through  and including the period ending December 31, 1996.

     2.    The  parties hereto agree and confirm that the Minimum

Royalty  Payment  provisions  of  the  Asset  Purchase  Agreement contained  in  Section 1.6(e) thereof have  been  terminated  and rescinded  and are no longer of any force or effect.  No  Minimum

Royalty  Payments are therefore now or hereafter due and  payable from Purchaser to Seller.

3.   Seller confirms that it remains obligated to manufacture and supply Purchaser with the Read/Write Module assemblies for use with the Encoder (the "Encoder Modules") and the Read Module assemblies for use with the Gate Reader (the "Gate Reader

Modules"), being collectively referred to herein as the

"Modules", pursuant to the Supply Agreement.

     4.   Seller will release to Purchaser immediately those Modules and  Components  currently on order and  contained  in  Miltope's

Purchase Order P140202 (Quantity 1000 Read/Write Modules).

     5.   Purchaser agrees and consents to Seller selling or marketing its  ATB/Credit  Card  Swipe Readers  to  any  other  persons  or entities in the market whatsoever.

6.   The parties ratify and confirm all other terms and

conditions of the Asset Purchase Agreement and the Supply

Agreement.

     7.   This Amendment to Asset Purchase Agreement and to Supply

Agreement  may  be signed in counter-parts, all  of  which  taken

together  shall  constitute one and  the  same  instrument.   The

execution  by  Seller of a telefaxed copy of this instrument  and the  return  of the same by telefax to Purchaser shall constitute the execution hereof by Seller.

     8.   Miltope agrees to the terms and conditions of this Amendment to Asset Purchase Agreement and to Supply Agreement.

           IN  WITNESS WHEREOF, this Amendment to Asset  Purchase

Agreement and to Supply Agreement has been duly executed  by  the parties hereto as of August 23, 1996.



                                  MILTOPE BUSINESS PRODUCTS, INC.

/s/ Howard Lipman                 By:  /s/ James E. Matthews
-----------------                      -------------------------
Witness                           Name:      James E. Matthews
                                  Title:     V.P. Finance, CFO

                                  PURCHASER


                                  MAG-TEK, INC.

/s/ Daniel Jenson                 By:  /s/ Louis Struett
-----------------                      ------------------------
Witness                           Name:      Louis Struett
                                  Title:     Executive V.P.

                                  SELLER
                                  MILTOPE CORPORATION

/s/ Howard Lipman                 By:  /s/ James E. Matthews
-----------------                      -----------------------
Witness                           Name:      James E. Matthews
                                  Title:     V.P. Finance, CFO